Exhibit 99.1

May 26, 2026	Analyst Contact:	Erin Dailey 918-947-7411
	Media Contact:	Leah Harper 918-947-7123

ONE Gas to Participate in Bank of America Power, Utilities and Cleantech Conference

TULSA, Okla. – May 26, 2026 – ONE Gas, Inc. (NYSE: OGS) today announced it will participate in the Bank of America Power, Utilities and Cleantech Conference on Wednesday, May 27, 2026, in New York City, New York.

Curtis Dinan, president and chief operating officer, and Christopher Sighinolfi, senior vice president and chief financial officer, will be conducting a series of meetings with members of the investment community.

The materials utilized at the conference are accessible on the ONE Gas website, www.onegas.com/investors/events-and-presentations.

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange and the NYSE Texas under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.3 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.

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